                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (No. 333-23135) of our report dated January 29, 1997, except as to the subsequent event described in Note 12 which is as of March 20, 1997, relating to the financial statements for the year ended December 31, 1996 of the Boca Raton Hotel and Club Limited Partnership, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP



Fort Lauderdale, Florida


October 27, 1997